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                                   EXHIBIT 2.2

             List of omitted schedules to Asset Purchase Agreement,

                     dated as of September 7, 2000, between

                 Microfield Graphics, Inc. and Greensteel, Inc.
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
         Schedule 1.1(a)   -   Acquired Assets
         Schedule 1.1(d)   -   Intellectual Property
         Schedule 1.2      -   Excluded Assets
         Schedule 2.1      -   Assumed Liabilities
         Schedule 3.3      -   Allocation of Consideration
         Schedule 4.4      -   Contracts Requiring Consent
         Schedule 4.7      -   Material Changes
         Schedule 4.9      -   Security Interests in Personal Property
         Schedule 4.13     -   Contracts and Commitments
         Schedule 4.15     -   Labor, Benefit and Employment Agreements
         Schedule 4.16     -   Accounts Payable
         Schedule 4.18     -   Litigation


         Exhibit A         -   Voting Agreement
         Exhibit B         -   Bill of Sale and Assignment
         Exhibit C         -   Consulting Agreement
         Exhibit D         -   Instrument of Assumtpion
         Exhibit E         -   Opinion of Seller's Counsel
         Exhibit F         -   Opinion of Buyer's Counsel

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